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                                                                     Exhibit 2.2

                AMENDMENT No. 1 TO AGREEMENT AND PLAN OF MERGER
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     AMENDMENT No. 1, dated as of July 31, 1998 (this "Amendment"), to that
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certain Agreement and Plan of Merger, dated as of June 15, 1998 (the
"Agreement"), among U.S. Rentals, Inc., a Delaware corporation ("USR"), United
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Rentals, Inc., a Delaware corporation ("URI"), and UR Acquisition Corporation, a
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Delaware corporation and a wholly-owned subsidiary of URI ("Merger Sub").
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     WHEREAS, the respective Boards of Directors of each of USR, URI and Merger
Sub have previously approved the Merger contemplated by the Agreement; and

     WHEREAS, pursuant to Section 7.4 of the Agreement, the respective Boards of Directors of USR, URI and Merger Sub have determined to amend certain provisions of the Agreement as set forth in this Amendment in order to allow for URI to effect a reorganization pursuant to which (i) URI will become a wholly-owned subsidiary of United Rentals Holdings, Inc., a Delaware corporation formed by URI for the purpose of becoming the holding company for URI ("Holdco"), (ii) the
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name of Holdco will be changed to "United Rentals, Inc." and the name of URI will be changed to "United Rentals (North America), Inc." and (iii) the outstanding capital stock of URI will be automatically converted, on a share-for-share basis, into capital stock of Holdco (collectively, the "Reorganization").
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     NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, USR, URI and Merger Sub hereby agree as follows:

     1.   Defined Terms.  Capitalized terms used and not otherwise defined in
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this Amendment have the meanings ascribed to them in the Agreement.

     2.   Reorganization.  Notwithstanding anything to the contrary in the
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Agreement (including, without limitation, Sections 4.1, 5.7 and 8.7 thereof),
USR hereby consents to the Reorganization. It is understood and agreed that the Reorganization shall not constitute an Acquisition Proposal with respect to URI.
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     3.  Certain Terms Used in the Agreement.  Commencing upon consummation of
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the Reorganization, references in the Agreement to (a) "URI" shall be deemed references to Holdco, and (b) "URI Common Stock" shall be deemed references to the common stock, par value $.01 per share, of Holdco.

     4.   Assignment.  The parties to the Agreement hereby consent, pursuant to
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Section 8.7 thereof, to (a) the assignment (i) by URI of its rights and obligations under the Agreement to Holdco and (ii) by Merger Sub of its rights and obligations under the Agreement to any wholly-owned subsidiary of Holdco, and (b) the transfer by URI of the capital stock of Merger Sub to Holdco. By its execution hereof, Holdco hereby agrees to be bound by the terms of the Agreement effective upon consummation of the Reorganization, and the parties to the Agreement hereby agree that upon consummation of the Reorganization all rights and benefits of URI under the Agreement shall inure to and be enforceable by Holdco. Upon any assignment described in the foregoing clause (a)(ii), the assignee shall execute a counterpart signature page to the Agreement and deliver the same to the other parties thereto, whereupon such assignee shall become a party to the Agreement and all rights and benefits of the assignor under the Agreement shall inure to and be enforceable by the assignee.

     5.   Representations.  USR hereby represents and warrants to URI and Merger
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Sub, and URI and Merger Sub each hereby represents and warrants to USR, that (a)
it has all necessary corporate power and authority to execute and deliver this Amendment, (b) the execution and delivery of this Amendment have been duly and validly authorized by all requisite corporate proceedings, (c) it has duly and validly executed and delivered this Amendment and (d) this Amendment constitutes its valid, legal and binding agreement, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     6.   Effect of Amendment.  As amended hereby, the Agreement shall remain
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and continue in full force and effect pursuant to its terms, and USR, URI and
Merger Sub hereby confirm all of the terms of the Agreement, as amended hereby. All references in the Agreement to representations, warranties, covenants, agreements, conditions and other provisions shall be deemed to reflect the modifications made by this Amendment.

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     7.  Governing Law.  This Amendment shall be governed by and construed in
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accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

     8.   Counterparts.  This Amendment may be executed in one or more
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counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                            [signature page follows]

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   IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf by the undersigned, thereunto duly authorized, as of the day and year first written above.

                              U.S. RENTALS, INC.


                              By:__________________________________
                              Name:
                              Title:


                              UNITED RENTALS, INC. (to be renamed United Rentals (North America), Inc. upon consummation of the Reorganization described in this Amendment)



                              By:__________________________________
                              Name:
                              Title:


                              UR ACQUISITION CORPORATION



                              By:__________________________________
                              Name:
                              Title:


                              UNITED RENTALS HOLDINGS, INC. (to be renamed
                              United Rentals, Inc. upon consummation of the

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

                              Reorganization described in this Amendment)



                              By:__________________________________
                              Name:
                              Title:

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